EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-93229 and No. 333-166885) on Form S-8 and in Registration Statement (No. 333-166915) on Form S-3 of Datalink Corporation of our report dated March 1, 2011, relating to our audit of the financial statements and the financial statement schedule, which appears in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

March 1, 2011